UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

November 27, 2019

Date of Report (Date of earliest event reported)

Kinetic Group Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-216047	47-4685650
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

665 Fifth Avenue

New York, NY

10022

(Address of Principal Executive Offices)

(516) – 567-7967

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement

Kinetic Note

On November 20, 2019, Kinetic Group Inc., a Nevada corporation (the “Company”), entered into a $125,000 12% convertible redeemable note due November 20, 2020 (the “Note”). Any amount of principal or interest on the Note, which is not paid when due shall be an event of default and bear interest at the rate of eighteen (18%) per annum from the due date thereof until the same is paid unless the (“Default Interest”) unless the Holder has the option to receive such payment in shares of common stock of the Company by converting such principal amount and accrued, but unpaid, interest into shares of common stock of the Company in accordance with the terms of the Note (provided that no other event of default is outstanding or in effect).

The holder of the Note is entitled, at its option, at any time, to convert all or any amount of the principal face amount of the Note then outstanding and/or any accrued, but unpaid, interest into shares of the Company’s common stock at a price (“Conversion Price”) for each share of common stock equal to 70% of the lowest closing price of the common stock as reported on the National Quotations Bureau OTC Market exchange which the Company’s shares are traded or any exchange upon which the Common Stock may be traded in the future (“Exchange”), for the fifteen prior trading days including the day upon which a notice of conversion is received by the Company.

In the case of an Event of Default (as defined in the Note), the Note shall become immediately due and payable and interest shall accrue at the rate of Default Interest.

A copy of the Note is attached to this report as Exhibit 10.1.

Warrant Assignment and Conveyance Agreement

On November 26, 2019, the Company entered into a warrant assignment and conveyance agreement (the “Warrant Agreement”) with 2672237 Ontario Limited, an Ontario corporation (“Ontario”), pursuant to which the Company agreed to issue one-third of its outstanding shares of common stock to Ontario in exchange for 100% of Ontario’s right, title and interest in, to and under a warrant agreement dated November 26, 2019 between Ontario and Fairway LLC, a limited liability company organized and existing under the laws of the State of Nevada (“Fairway”) that is becoming a wholly-owned subsidiary of the Company by virtue of the transactions contemplated hereby.

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SECTION 2 – FINANCIAL INFORMATION

Item 2.01 Completion of Acquisition or Disposition of Assets

Acquisition of Solstice

On November 26, 2019, the Company indirectly acquired 100% of the outstanding shares of Solstice Marketing Concepts LLC, a Delaware limited liability company (“Solstice”) by way of contribution of Fairway by Corette LLC, Fairway’s owner (“Corette”), in exchange for Fairway’s 2,349,800 shares of common stock of the Company. The Company now owns Fairway, which, in turn, owns 100% of Solstice.

Solstice is the second largest retailer of sunglasses in the United States, carrying a wide range of contemporary and luxury brands with 72 physical stores and an online presence.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation of Officer

In connection with the transactions described above, Yaroslav Startsev resigned as Director, President and Chief Executive Officer of the Company and Nikolai Kuzmin resigned as Director, Chief Financial Officer, Principal Accounting Officer, Principal Financial Officer, Treasurer and Secretary of the Company.

(c) Appointment of Officers

In connection with the transactions described above, Nathan Rosenberg became the sole Director, Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary of the Company and Mark Radom became the Company’s general counsel.

Professional History of Nathan Rosenberg

Nathan Rosenberg began working in the optics and eye-wear business in 1979 when he joined his family’s company, Vita Frame as an executive officer. By 1983, Vita Frame became the largest Ray Ban sunglasses distributor in North America. In 1996, Nathan decided to expand distribution by creating GSI Corp, an umbrella corporation managing all product lines and avenues of sale. In 2006, Nathan became chief executive officer and president of GSI Corp. In 2007, GSI Corp., under Nathan’s leadership, re-entered the frame import business and opened Niche Optics, whose mission was to bring current trends of optical frames to retail stores and chains. In 2010-2012, Nathan formed a partnership to enter the contact lens solution business in the United States with OTE Pharma, which is based in The Netherlands. At the same time, Nathan formed a partnership to open Gaffos.Com, one of the largest internet providers of eyewear and sunwear.

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Professional History of Mark Radom

From September 16, 2019 to-date, Mark Radom has served as general counsel to Slinber Bag Inc. and from July 2018 to-date, Mark Radom has served as general counsel of The Greater Cannabis Company, Inc. From February 2010 through July 2015, Mr. Radom served as the chief carbon officer and general counsel of Blue Sphere Corporation. From 2009 through 2010, Mr. Radom was managing director of Carbon MPV Limited, a Cyprus company focused on developing renewable energy and carbon credit projects. From 2007 to 2009, Mr. Radom was general counsel and chief operating officer of Carbon Markets Global Limited, a London-based carbon credit and renewable energy project developer. Mr. Radom has extensive experience in business development in the renewable energy and carbon credit sectors. He has sourced over U.S. $100,000,000 in renewable energy, industrial gas and carbon credit projects and managed many complex aspects of their implementation. He was legal counsel for a number of carbon and ecological project developers and was responsible for structuring joint ventures and advising on developing projects through the CDM/JI registration cycle and emission reduction purchase agreements under the auspices of the Kyoto Protocol. Prior to this, he worked on Wall Street and in the City of London as a US securities and capital markets lawyer where he represented sovereigns, global investment banks and fortune 500 companies across a broad range of capital raising and corporate transactions. He is a graduate of Duke University and Brooklyn Law School. Mr. Radom is admitted to practice law in New York and New Jersey and speaks fluent Russian.

(d) Appointment of Directors

Nathan Rosenberg was appointed as a director of the Company. Mr. Rosenberg does not have any family relationships with any other executive officers or directors of the Company, or persons nominated or chosen by the Company to become directors or executive officers. There is no arrangement or understanding pursuant to which Mr. Rosenberg was appointed as a member of the Board. Furthermore, the Company is not aware of any transaction requiring disclosure under Item 404(a) of Regulation S-K, except for the Solstice Acquisition. It is contemplated that Mr. Rosenberg may serve on certain committees of the Board, but no such committee appointments have been made at this time.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

The audited financial statements of Solstice required pursuant to this Item 9.01(a) will be filed by amendment within 71 calendar days after the date that this Current Report on Form 8-K was required to be filed.

(b) Pro Forma Financial Information

The pro forma financial information of Solstice required pursuant to this Item 9.01(b) will be filed by amendment within 71 calendar days after the date that this Current Report on Form 8-K was required to be filed.

(d) Exhibits

Exhibit 10.1	$125,000 12% Convertible Redeemable Note dated November 20, 2019

Exhibit 10.2	Warrant Assignment and Conveyance Agreement dated November 26, 2019

Exhibit 10.3	Mark Radom Service Agreement dated November 26, 2019

Exhibit 10.4	Yaroslav Startsev and Nikolai Kuzmin Resignation Letter

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINETIC GROUP inc. a Nevada corporation

Dated: November 27, 2019	By:	/s/ Nathan Rosenberg
Chief Executive Officer and Sole Director

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